UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 12, 2015

Date of Report

(Date of earliest event reported)

Corporate Resource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36060	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices and zip code)

                         (646) 443-2380

(Registrant’s telephone number, including area code)

                                      Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2015, Corporate Resource Services, Inc. (the “Company”), announced that Joseph P. Ciavarella became Chief Financial Officer of the Company effective on that date. Michael Golde, who resigned from his position as the Company’s Chief Financial Officer effective January 12, 2015 for personal reasons, has agreed to assist in an orderly transition of his duties to Mr. Ciavarella.

In connection with his resignation, the Company agreed to accelerate the vesting of options to purchase 400,000 shares of common stock that were granted to Mr. Golde in January 2013 and options to purchase 100,000 shares of common stock that were granted to him in July 2013, and to extend the terms of each of such options and of options to purchase 250,000 shares of common stock which had previously vested to 10 years from the date of grant.

Prior to his appointment, Mr. Ciavarella, age 59, was an independent financial consultant between July 2012 and December 2014 and served as Senior Vice President and Chief Financial Officer of AboveNet, Inc. (NYSE:ABVT), an international telecommunications company, from October 2008 to July 2012. He was a financial consultant and interim chief financial officer at AboveNet from March 2007 to October 2008. From February 2004 to November 2006, he served as Vice President and Chief Financial Officer of Langer, Inc., a provider of custom orthotic devices, related orthopedic and skin care products.  Prior to that, Mr. Ciavarella spent almost 20 years in the financial services industry as a Corporate Vice President and divisional Chief Financial Officer at both Integrated Resources, Inc. and PaineWebber, Inc. and Senior Vice President of Finance at Aviation Capital Group, a subsidiary of Pacific Life Insurance Company. Mr. Ciavarella began his career at Touche Ross & Company in 1976. He is a graduate of Hofstra University and is a Certified Public Accountant.

 On January 12, 2015, the Company entered into an employment agreement with Mr. Ciavarella (the “Agreement”) providing for his appointment as the Company’s Chief Financial Officer. The following description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Agreement is for a two- year term with automatic extensions for additional one-year periods unless cancelled by Mr. Ciavarella or the Company and provides for an initial base salary of $320,000. Mr. Ciavarella will be entitled to annual discretionary incentive cash bonuses for periods covered by the Agreement, based on the Company’s achievement of specified performance goals. In addition, Mr. Ciavarella will receive options to purchase 150,000 shares of common stock, once approved by the Board of Directors, which will vest ratably over three years beginning on the first anniversary of the date of grant.

Mr. Ciavarella will also be entitled to the standard benefits offered to the Company’s other executives. The Agreement also provides for the payment of severance and provision of other benefits in connection with certain termination events and includes confidentiality, non-compete and assignment of intellectual property covenants by Mr. Ciavarella.

A copy of the press release announcing the appointment of Mr. Ciavarella is attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Offer Letter/Employment Agreement with Joseph P. Ciavarella
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 12, 2015	Corporate Resource Services, Inc.

	By	/s/ John P. Messina, Sr.
Name: John P. Messina, Sr.
Title: Chief Executive Officer